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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into Registration Statement No. 333-07377 of PIA Merchandising Services, Inc. on Form S-8 of our report dated January 30, 1997 included in the Annual Report on Form 10-K of PIA Merchandising Services, Inc. for the year ended December 31, 1996.





DELOITTE & TOUCHE LLP


Costa Mesa, California
March 27, 1997